THE REGISTERED HOLDER OF THIS PURCHASE OPTION BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE OPTION EXCEPT AS HEREIN PROVIDED.

VOID AFTER 5:00 P.M. EASTERN TIME,___________, 2001.

                                 PURCHASE OPTION

                               FOR THE PURCHASE OF

                             SHARES OF COMMON STOCK

                                       AND

                    REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                                       OF

                             OBJECTSOFT CORPORATION

                            (A DELAWARE CORPORATION)



1.         Purchase Option.


           THIS CERTIFIES THAT, in consideration of $100 duly paid by or on behalf of RENAISSANCE FINANCIAL SECURITIES CORPORATION ("Holder"), as registered owner of this Purchase Option, to OBJECTSOFT CORPORATION ("Company"), Holder is entitled, at any time or from time to time at or after one year from the date hereof ("Commencement Date"), and at or before 5:00 p.m., Eastern Time,_____________, 2001 ("Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, __________ Units.

           This Purchase Option is issued pursuant to an Underwriting Agreement dated ______________, 1996 between the Company and the Underwriters, for whom Renaissance Financial Securities Corporation ("Renaissance") is acting as Representative in connection with a public offering through the Underwriters (the "Public Offering") of (i) 1,250,000 Units (the "Units") each Unit consisting of one share of Common Stock, par value $.0001 (the "Common Stock") and one redeemable Class A warrant (the "Warrants"), and (ii) pursuant to the Representative's over-allotment option (the "Over-allotment Option"), an additional 187,500 Units. The Warrants will be issued pursuant to, and subject to the terms and conditions set forth in, an agreement between the Company, the Underwriters and Continental Stock Transfer & Trust Company (the "Warrant Agreement").

           This Purchase Option is initially exercisable at $ _____ per Unit; provided, however, that upon the occurrence of any of the events specified in
Section 6 hereof, the rights granted by this Purchase Option, including the exercise price and the number of Units to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price of a Unit. Each Unit shall be identical to the Units that have been registered for sale to the public (the "Public Units") pursuant to the Company's Registration Statement on Form SB-2 (File No. 333-10519), as declared effective by the Securities and Exchange Commission on ____________ , 1996 (the "Registration Statement"), and the Warrants included in the Units shall be identical to the warrants included in the Public Units. The Units and the constituent shares of Common Stock and Warrants are sometimes collectively referred to herein as the "Securities." If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Option may be exercised on the next succeeding day which is not such a day in accordance with the terms herein.

2.         Exercise.


           2.1 Exercise Form. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price, together with applicable stock transfer taxes, if any, and delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of Section 5 hereof. This Purchase Option shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Purchase Option is surrendered and payment is made in accordance with the foregoing provisions of this Section 2.1, and the person or persons in whose name or names the certificates for the Securities shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock and Warrants at that time and date in cash or by certified check or official bank check for the Units being purchased. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

           2.2 Legend. Unless registered under the Act, each certificate for Securities purchased under this Purchase Option shall bear a legend as follows unless such Securities have been registered under the Securities Act of 1933:

                      "The securities represented by this certificate have not been registered under the Securities Act of 1933 ("Act") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law."

3.         Transfer.


           3.1 General Restrictions. The registered Holder of this Purchase Option, by its acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Purchase Option prior to __________________, 1997 to anyone other than (i) an officer or partner of such Holder, (ii) an officer of an Underwriter or an officer or partner of any Selected Dealer in connection with the Company's public offering with respect to which this Purchase Option has been issued, or (iii) any Selected Dealer. On or after _______________, 1997, transfers to others may be made subject to compliance with, or exemptions from, applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

           3.2 Restrictions Imposed by the Act. This Purchase Option and the Securities underlying this Purchase Option shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder reasonably satisfactory to the Company that this Purchase Option or the Securities, as the case may be, may be transferred pursuant to an exemption from registration under the Act and applicable state law, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Stursberg & Veith shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement relating to such Purchase Option or Securities, as the case may be, has been declared effective by the Securities and Exchange Commission and compliance with applicable state law.


4.         New Purchase Options to be Issued.


           4.1 Partial  Exercise or  Transfer.  Subject to the  restrictions  in
Section 3 hereof, this Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of Units purchasable hereunder to which this Purchase Option has not been exercised or assigned.

           4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification and payment of all related expenses, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.         Registration Rights.


           5.1 If any 51% holder (as defined below) shall give notice to the Company at any time during the four-year period beginning one year from ___________ , 1996 (other than a time when the holders of the Securities or the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares," collectively with the Securities, the "Registrable Securities") are already covered for sale or resale by an effective and current registration statement that permits the method of distribution desired by the holders thereof) to the effect that such Holder desires to register under the Act any Registrable Securities, under such circumstances that a public distribution (within the meaning of the Act) of any such Registrable Securities will be involved (and the Registration Statement or any new registration statement under which such Registrable Securities are registered shall have ceased to be effective or the Prospectus contained therein shall have ceased to be current), then the Company will as promptly as practicable after receipt of such notice, but not later than 30 days after receipt of such notice, at the Company's option, file a post effective amendment to the current Registration Statement or a new registration statement pursuant to the Act to the end that the Registrable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become and remain effective as provided herein (including the taking of such steps as are reasonably necessary to obtain the removal of any stop order); provided, that such 51% holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request; and provided, further, that the Company shall not be required to file such a post-effective amendment or registration statement pursuant to this Section 5.1 on more than two occasions; and provided, further, that the registration rights of the 51% holder under this Section 5.1 shall be subject to the "piggyback" registration rights of other holders of securities of the Company to include such securities in any registration statement or post-effective amendment filed pursuant to this Section 5.1. The Company will use its best efforts to maintain such registration statement or post-effective amendment current under the Act for a period of at least 120 days from the effective date thereof. The Company shall supply prospectuses in order to facilitate the public sale of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in up to 10 states that such holder reasonably designates and furnish indemnification in the manner provided in Section 5.5.1 hereof, provided that, without limiting the foregoing, the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

           5.2 The Holder may, in accordance with Section 5.1, at his/her/its option, and subject to the limitations set forth in Section 1) hereof, request the registration of any of the Registrable Securities in a filing made by the Company prior to the acquisition of the Securities upon exercise of this Purchase Option. The Holder may thereafter exercise this Purchase Option at any time or from time to time subsequent to the effectiveness under the Act of the registration statement which relates to the Common Stock underlying the Purchase Option and Warrants included therein.

           5.3 The term "51% holder," as used in this Section 5, shall include any owner or combination of owners of the Purchase Option or Registrable Securities of the aggregate number of shares of Common Stock and Warrant Shares included in and underlying the Purchase Option and Registrable Securities held of record by it or them, would constitute a majority of the aggregate of such shares of

Common Stock and Warrant Shares underlying the Purchase Option and Registrable Securities as of the date of the initial issuance of the Purchase Option.

           5.4 The following provisions of this Section 5 shall also be applicable:

                      5.4.1 Within ten (10) days after receiving any notice pursuant to Section 5.1, the Company shall give notice to the other Holders of the Purchase Option or Registrable Securities, advising that the Company is proceeding with such post-effective amendment or registration and offering to include therein the Registrable Securities of such other Holders, provided that they shall furnish the Company with all information in connection therewith as shall be necessary or appropriate and as the Company shall reasonably request in writing. Following the effective date of such post-effective amendment or registration statement, the Company shall, upon the request of any Holder of Registrable Securities, forthwith supply such number of prospectuses meeting the requirements of the Act, as shall be reasonably requested by such Holder. The Company shall use its best efforts to qualify the Registrable Securities for sale in up to 10 states as the 51% holder shall reasonably designate at such times as the registration statement is effective under the Act; provided, that, without limiting the foregoing, the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                      5.4.2 The Company shall comply with the one request for registration made by the 51% holder pursuant to Section 5.1 hereof at the Company's own expense and without charge to any holder of the Registrable Securities, but the expenses of registration pursuant to the second request, if any, for registration pursuant to Section 5.2 shall be borne by the Company and the Holders of Registrable Securities included therein in proportion to the aggregate offering prices of the securities being offered by the Company included therein and the aggregate offering price of the Registrable Securities included therein. Notwithstanding the foregoing, any Holder whose Registrable Securities are included in any such registration statement pursuant to this
Section 5 shall, however, bear the fees of any counsel retained by such Holder and any transfer taxes or underwriting discounts or commissions applicable to the Registrable Securities sold by such Holder pursuant thereto.

                      5.4.3  Notwithstanding  anything to the contrary contained herein, the Company shall have the right at any time after it shall have given written notice pursuant to Section 5.1 (irrespective of whether a written request for inclusion of any Registrable Securities shall have been made) to elect not to file or to delay any such proposed registration statement or post effective amendment thereto, or to withdraw the same after the filing but prior to the effective date thereof. In addition, the Company may delay the filing of any registration statement or post effective amendment requested pursuant to
Section 5.1 hereof by not more than 120 days if the Company, prior to the time it would otherwise have been required to file such registration statement or post-effective amendment thereto, determines in good faith that the filing of the registration statement would require the disclosure of non-public material information that, in its judgment, would be detrimental to the Company if so disclosed or would otherwise adversely affect a financing, acquisition, disposition, merger or other material transaction.


           5.5 General Terms.


                      5.5.1 Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to the Registration Statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934 ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 5 of the Underwriting Agreement between the Underwriters and the Company, dated the Effective Date. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.


                      5.5.2 Exercise of Warrants. Nothing contained in this Purchase Option shall be construed as requiring the Holder(s) to exercise their Purchase Options or Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

                      5.5.3 Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling securityholders.

6.         Adjustments.


           6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of shares of Common Stock underlying the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:


                      6.1.1 Stock Dividends-Recapitalization, Reclassification, Split-Ups. If after the date hereof, and subject to the provisions of Section
6.3 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, the, on the effect date thereof, the number of shares of Common Stock issuable on exercise of the Purchase Option shall be increased in proportion to such increase in outstanding shares.

                      6.1.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of ection 6.3, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of the Purchase Option shall be decreased in proportion to such decrease in outstanding shares.

                      6.1.3 Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Purchase Option is adjusted, as provided in this Section 6.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Purchase Option immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

                      6.1.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 6.1.1. hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Option shall have the right thereafter
(until the expiration of the right of exercise of this Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Option immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 6.1.1, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.3 and this Section 6.1.4. The provisions of this Section 6.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

                      6.1.5 Changes in Form of Purchase Option. This form of Purchase Option need not be changed because of any change pursuant to this Section, and Purchase Options issued after such change may state the same Exercise Price and the same number of shares of Common Stock and Warrants as are stated in the Purchase Options initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

                      6.1.6 Changes in Underlying Warrants. The Company agrees that the Warrants are governed by the terms of the Company's Warrant Agreement, dated ___________, 1996, including the anti-dilution provisions contained therein.

           6.2 [Intentionally Omitted]


           6.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or fractional Warrants upon the exercise or transfer of the Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of Warrants, shares of Common Stock or other securities, properties or rights.


7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Purchase Options or the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Options and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Warrants underlying the Purchase Options and payment of the respective Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercises shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Purchase Options shall be outstanding, the Company shall use its best efforts to cause (i) shares of Common Stock issuable upon exercise of the Purchase Options and the Warrants, and (ii) the Warrants underlying the Purchase Options to be listed (subject to official notice of issuance) on all securities exchange (or, if applicable on Nasdaq) on which the Common Stock or the Public Warrants issued to the public in connection herewith are then listed and/or quoted.

8.         Certain Notice Requirements.

           8.1  Holder's  Right  to  Receive  Notice.  Nothing  herein  shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Purchase Options and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall given written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

           8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events:
(i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

           8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

           8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgement of receipt to the party to which notice is given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of the Purchase Option, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

9.         Miscellaneous.


           9.1 Amendments. The Company and the Underwriter may from time to time supplement or amend this Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of the party against whom enforcement of the modification or amendment is sought.

           9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

           9.3 Entire Agreement. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

           9.4 Binding Effect. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

           9.5 Governing Law; Submission to Jurisdiction. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

           9.6 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

           9.7 Execution in Counterparts. This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the parties hereto.

           IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the ______ day of _______________, 1996.

                                             OBJECTSOFT CORPORATION

                                             By:  /s/ David E. Y. Sarna
                                               -----------------------------
                                               Name:   David E. Y. Sarna
                                               Title:  Chairman of the Board

Form to be used to exercise Purchase Option:



ObjectSoft Corporation
Continental Plaza, Building 3
433 Hackensack Avenue
Hackensack, N.J.  07601

Date:


               The undersigned hereby elects irrevocably to exercise the within Purchase Option and to purchase Units, consisting of ________ shares of Common Stock and _________ Warrants to purchase ________ shares of Common Stock of ObjectSoft Corporation and hereby makes $ ____________ at the rate of $ ________ per Unit in payment of the Exercise Price pursuant thereto. Please issue the Common Stock and Warrants as to which this Purchase Option is exercised in accordance with the instructions given below.




                                             ---------------------------
                                             Signature


-----------------------------
Signature Guaranteed


           NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES


NAME
               ------------------------------------------------------------
                            (PRINT IN BLOCK LETTERS)

ADDRESS
               ------------------------------------------------------------

Form to be used to assign Purchase Option:

                                   ASSIGNMENT



           (TO BE EXECUTED BY THE REGISTERED HOLDER TO EFFECT A TRANSFER OF THE WITHIN PURCHASE OPTION):


           FOR VALUE  RECEIVED,_____________________________________ DOES HEREBY
SELL, ASSIGN AND TRANSFER UNTO ___________________________ THE RIGHT TO PURCHASE _________ UNITS OF OBJECTSOFT CORPORATION ("COMPANY") EVIDENCED BY THE WITHIN PURCHASE OPTION AND DOES HEREBY AUTHORIZE THE COMPANY TO TRANSFER SUCH RIGHT ON THE BOOKS OF THE COMPANY.



DATED:___________________

                                             _______________________________
                                             SIGNATURE


           NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.